Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of the date set forth on the signature page by and between TCW Specialty Lending IX LLC, a Delaware limited liability company (the “Company”), and the director of the Company whose name is set forth on the signature page (the “Director”).

WHEREAS, the Director is a director of the Company, and the Company wishes the Director to continue to serve in that capacity; and

WHEREAS, the Company’s limited liability company agreement, as amended (the “LLC Agreement”), and applicable laws permit the Company to contractually obligate itself to indemnify the Director to the fullest extent permitted by law;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as set forth below.

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Board” shall mean the board of directors of the Company.

(b) “Cause” shall mean either (i) a final judicial determination by a court of competent jurisdiction that the Director has committed any action relating to the performance of his or her duties under the LLC Agreement that constitutes gross negligence, fraud or willful misconduct, or (ii) that the Director has been indicted or convicted in a court of competent jurisdiction of (A) a crime involving fraud or moral turpitude; (B) an intentional or material violation of applicable securities or regulatory laws; or (C) a felony relating to the performance of his or her duties under this Agreement.

(c) “Change in Control” shall mean that during any period of two consecutive years (or less), a majority of the existing members of the Board at the commencement of that period cease, for any reason, to constitute at least a majority of the Board.

(d) “Disabling Conduct” shall be as defined in Section 2 below.

(e) “Expenses” shall mean all costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a Proceeding, including without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, computerized legal research costs, telephone charges, postage, and delivery service fees.

(f) “Final Decision” or “Final Judgment” shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending, from which no further right of appeal or review exists.

(g) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (A) the Company or the Director in any matter material to either, or (B) any other party to the Proceeding giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest at the time of designation in representing either the Company or the Director in an action to determine the Director’s rights pursuant to this Agreement, regardless of when the Director’s act or failure to act occurred.

(h) “Independent Director” shall mean a director of the Company who is neither an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor a party to the Proceeding with respect to which indemnification or advances are sought.

(i) The term “Proceeding” shall mean a legal proceeding, including without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute resolution mechanism, investigation, or hearing, and any appeal from any of the foregoing, whether civil, criminal, administrative or investigative, whether formally or informally initiated, and shall also include any proceeding brought by the Director against the Company if, but only if, the Director is the prevailing party in such proceeding against the Company.

(j) The Director’s “service to the Company” shall mean the Director’s service as a director, officer, employee, agent or representative of the Company, including without limitation his or her service at the request of the Company as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

2. Indemnification. The Company shall indemnify and hold harmless the Director against any Expenses actually and reasonably incurred by the Director in any Proceeding arising out of or in connection with the Director’s service to the Company, to the maximum extent permitted by the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, as now or hereafter in force, subject to the conditions set forth in subparagraphs (a) through (d) below:

(a) Disabling Conduct. The Director shall be indemnified pursuant to this Section 2 against any Expenses reasonably incurred unless the Director incurred such Expenses by reason of the Director’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the Investment Company Act of 1940, as amended (“Disabling Conduct”).

(b) Conditions to Indemnification. The Director shall be indemnified pursuant to this Section 2 if either:

(i) the court or other body before which the Proceeding is brought shall have rendered a Final Decision on the merits, finding that the Director is not liable, has not engaged in Disabling Conduct, and/or is entitled to indemnification;

(ii) the Proceeding against the Director shall have been dismissed for insufficiency of evidence of any Disabling Conduct with which the Director has been charged; or

(iii) in the absence of such a Final Decision, dismissal or withdrawal, a determination shall have been made that the Director has not engaged in Disabling Conduct: (i) by the court or other body approving the settlement or other disposition of the Proceeding; or (ii) based upon a review of the available facts with respect to the Proceeding, by either the vote of a majority of a quorum of Independent Directors or by Independent Counsel in a written opinion.

(c) Other Restrictions. The Director shall not be indemnified and held harmless pursuant to this Section 2 if:

(i) the Director is seeking indemnification for Expenses in connection with acts that have formed the basis for such Director’s removal for Cause from the Board;

(ii) a Final Judgment has been entered that the Director’s act or omission was material to the matter giving rise to the Proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

(iii) a Final Judgment has been entered that the Director actually received an improper personal benefit in money, property or services;

(iv) in the case of a criminal Proceeding, a Final Judgment has been entered that the Director had reasonable cause to believe his or her conduct was unlawful; or

(v) if the Proceeding is an action by or in the right of the Company, the Director is adjudged liable to the Company.

(d) Conditions to 1933 Act Indemnification. In addition to the conditions set forth in subparagraphs (b) and (c), during any period in which an undertaking by the Company pursuant to Rule 484 under the Securities Act of 1933, as amended, is effective, the Director shall be indemnified pursuant to this Section 2 with respect to liabilities arising under the Securities Act of 1933, as amended, only if either:

(i) the indemnification request is made in connection with the successful defense of an action against the Director; or

(ii) in the opinion of Independent Counsel the question whether such indemnification is against public policy as expressed in such Act has been settled by controlling precedent; or if Independent Counsel is unable to provide such an opinion, Independent Counsel has submitted to a court of appropriate jurisdiction on behalf of the Company the question whether such indemnification is against public policy and a Final Decision has been rendered with respect to such submission that such indemnification is not against public policy.

3. Advancement of Expenses. The Company shall promptly advance funds to the Director to cover any and all Expenses the Director reasonably incurs with respect to any Proceeding arising out of or in connection with the Director’s service to the Company, to the fullest extent permitted by the laws of the State of Delaware and the Investment Company Act of 1940, as amended, as such statutes are now or hereafter in force, subject to the provisions of subparagraphs (a) and (b) below.

(a) Affirmation of Conduct and Undertaking. A request by the Director for advancement of funds pursuant to this Section 3 shall be accompanied by (i) the Director’s written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and (ii) a written undertaking by or on behalf of the Director to repay such advancements upon the occurrence of any of the events barring indemnification set forth in Section 2.

(b) Conditions to Advancement. Funds shall be advanced to the Director pursuant to this Section 3 if: (1) the Company is insured against losses arising by reason of any such lawful advancements to the Director; (2) a determination is made by the vote of a majority of a quorum of Independent Directors, or by Independent Counsel in a written opinion, based on a review of the readily available facts then known (as opposed to a full trial-type inquiry), that there is reason to believe that the Director ultimately will be found to be entitled to indemnification pursuant to Section 2; or (3) in the absence of insurance or such a determination by the Independent Directors or Independent Counsel, such undertaking as required by subparagraph 3(a) above is secured by a surety bond or other appropriate security provided by the Director.

4. Procedure for Determination of Entitlement to Indemnification and Advancements. The procedures set forth in this Section shall govern determinations regarding advancements of Expenses and indemnifications. A request by the Director for indemnification or advancement of Expenses shall be made in writing, and shall be accompanied by such relevant documentation and information as is reasonably available to the Director. The Secretary of the Company shall promptly advise the Board of such request.

(a) Rebuttable Presumption. In any determination by the Independent Directors or Independent Counsel, the Director shall be afforded a rebuttable presumption that the Director did not engage in Disabling Conduct.

(b) Cooperation. The Director shall cooperate with the person or persons making a determination, including without limitation providing to such persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Director and reasonably necessary to such determination.

(c) Methods of Determination. Except as specified in subparagraph 2(d)(ii), upon the Director’s request for indemnification or advancement of Expenses, a determination with respect to the Director’s entitlement thereto shall be made: (i) if there has been no Change in Control, by a quorum of the Board consisting of Independent Directors, or (if such a quorum is not obtainable or such Independent Directors so direct) by Independent Counsel, or (ii) if there has been a Change in Control, by Independent Counsel; provided , however, that the Director shall have the right, in his or her sole discretion, to request that the determination be made by Independent Counsel; and provided further that in any event that with regard to advancements no such determination shall be necessary if (x) the Company shall have received written confirmation in reasonably acceptable form that the Company is insured against all such losses arising by reason of any lawful advancements and that the insurer will pay all the Expenses of the Director in a reasonably prompt manner, or (y) the Director has provided an adequate security interest in addition to his affirmation and undertaking to repay (as required by subparagraph 3(a) above).

(d) Independent Counsel. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to the Director advising the Director of the identity of the Independent Counsel selected. The Director may, within five days after receipt of such written notice, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in the definition of Independent Counsel in Section 1, and shall set forth with particularity the factual basis of such assertion. Upon receipt of such objection, the Board shall select another Independent Counsel, subject to a similar right of objection.

If within fourteen days after submission by the Director of a written request for indemnification or advancement of Expenses no such Independent Counsel shall have been selected by the Board (whether or not an objection by the Director is the cause of the delay), then either the Company or the Director may petition a court of competent jurisdiction in California for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel.

The Company shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

(e) Failure to Make Timely Determination. If the person or persons empowered or selected under subparagraphs (c) or (d) to determine whether the Director is entitled to indemnification or advancement of Expenses shall not have made such determination within sixty days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made, and the Director shall be entitled to such indemnification or advancement, absent (i) an intentional misstatement by the Director of a material fact, or an intentional omission of a material fact necessary to make the Director’s statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, or (ii) a prohibition of such indemnification or advancements under applicable law; provided, however, that such period may be extended for a reasonable period of time, not to exceed an additional thirty days, if the person or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto.

(f) Payment Upon Determination of Entitlement. If a determination is made pursuant to Sections 2, 3, and 4 (c) through (e) above that the Director is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Director shall be made within ten days after such determination (and, in the case of advancements of further Expenses, within ten days after submission of supporting information).

5. General Provisions.

(a) No Indemnification if Otherwise Reimbursed. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Director has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(b) Alteration of Rights. No amendment of the LLC Agreement shall limit or eliminate the right of the Director to indemnification and advancement of Expenses set forth in this Agreement. Moreover, unless contrary to applicable law, the procedures set forth in Sections 2 through 5 of this Agreement shall be the exclusive means by which the parties’ rights and obligations with regard to indemnification and advancement of Expenses shall be determined, regardless of whether those rights and obligations arise by operation of law, the LLC Agreement or this Agreement.

(c) Selection of Counsel. The Company shall be entitled to assume the defense of any Proceeding for which the Director seeks indemnification or advancement of Expenses under this Agreement. However, a Director may request separate counsel if he or she so elects. Counsel selected by the Director shall conduct the defense of the Director to the extent reasonably determined by such counsel to be necessary to protect the interests of the Director, and the Company shall indemnify the Director therefor to the extent otherwise permitted under this Agreement, if the Director reasonably determines that there may be a conflict in the Proceeding between the positions of the Director and the positions of the Company or the other parties to the Proceeding that are indemnified by the Company and not represented by separate counsel, or the Director otherwise reasonably concludes that representation of both the Director, the Company and such other parties by the same counsel would not be appropriate. If the Company shall not have elected to assume the defense of any such Proceeding for the Director within thirty days after receiving written notice thereof from the Director, the Company shall be deemed to have waived any right it might otherwise have to assume such defense.

(d) D&O Insurance. For a period of six years after the Director has ceased to provide services to the Company, the Company shall purchase and maintain in effect one or more policies of insurance on behalf of the Director which collectively provide limits of coverage for claims made against the Director in the event of the insolvency of the Company which are consistent with the limits of coverage available for that Director in such circumstances when he or she ended service as a Director, unless (1) such insurance is not reasonably available, or (2) the limits of coverage which the Director had upon the termination of his service as a Director of the Company is in excess of that provided to any of the current Directors of the Company and the current Board provides coverage to the Director at least equal to the highest limit available to those current Directors.

(e) Subrogation. In the event of any payment by the Company pursuant to this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall, upon reasonable written request by the Company and at the Company’s expense, execute all such documents and take all such reasonable actions as are necessary to enable the Company to enforce such rights. Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Company or the Director to proceed or collect against any insurers and to give such insurers any rights against the Company under or with respect to this Agreement, including without limitation any right to be subrogated to the Director’s rights hereunder, unless otherwise expressly agreed to by the Company in writing, and the obligation of such insurers to the Company and the Director shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

(f) Notice of Proceedings. The Director shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document commencing any Proceeding which may be subject to indemnification or advancement of expense pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Director’s rights or the Company’s obligations under this Agreement, except to the extent that the rights of the Company are materially adversely affected by such delay.

(g) Notices. All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party (and/or designated representative) at the address(es) specified on the signature page of this Agreement (or such other address as may have been furnished by such party by notice in accordance with this paragraph), and shall be deemed to have been duly given when delivered personally (with a written receipt signed by the addressee or its/his/her representative) or two days after being sent (1) by certified or registered mail, postage prepaid, return receipt requested, or (2) by nationally recognized overnight courier service.

(h) Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i) Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Company and the Director pertaining to the subject matter of indemnification, advancement of Expenses and insurance and any such prior written or oral agreement shall be of no further force or effect. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party’s successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

(j) Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document.

(l) Applicable Law. This Agreement shall be governed by and construed and enforce in accordance with the laws of the state of Delaware without reference to principles of conflict of laws of the State of Delaware.

(The remainder of this page has been left intentionally blank. The signature pages follow.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated: , 2026	TCW Specialty Lending IX LLC
a Delaware limited liability company

By:
Name: Andrew Kim
Title: Chief Financial Officer and Treasurer

Address for notices:

TCW Asset Management Company LLC
515 South Flower Street
Los Angeles, CA 90017
Attention: Zachary Edelman

[Signature page to Indemnification Agreement – TCW Specialty Lending IX LLC]

DIRECTOR:

Address for notices:

[Signature page to Indemnification Agreement – Director]